UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	July 13, 2011
(Date of earliest event reported)	July 12, 2011

ONEOK PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On July 12, 2011, the General Partner of ONEOK Partners, L.P. (the “Partnership”) amended the Third Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) to modify certain definitions related to target distribution amounts and minimum distribution amounts in connection with the previously announced split of the Partnership’s units effected by a distribution on July 12, 2011, of one Common Unit for each Common Unit outstanding and one Class B Unit for each Class B Unit outstanding to unit holders of record on June 30, 2011.  The foregoing is qualified in its entirety by reference to the amendment which is included as Exhibit 3.1 to this Current Report.

Item 7.01	Regulation FD Disclosure

On July 12, 2011, the Partnership issued a news release announcing the completion of the two-for-one split of the Partnership’s outstanding units.  A copy of the news release is included as Exhibit 99.1and is incorporated herein by reference.

The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On July 12, 2011, the Partnership completed its previously announced two-for-one split of the Partnership’s outstanding units.  The two-for-one split was affected by a distribution on July 12, 2011, of one unit for each unit outstanding and held by holders of record on June 30, 2011.  The Common Units began trading on a post-split basis on the New York Stock Exchange beginning at the opening of trading on July 13, 2011.

Item 9.01	Financial Statements and Exhibits
Exhibits
3.1 Amendment No. 2 to Third Amended and Restated Agreement of Limited Partnership of ONEOK Partners, L.P. dated July 12, 2011.
99.1 News release of ONEOK Partners, L.P. dated July 12, 2011 announcing completion of unit split.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date:	July 13, 2011	By:	/s/ Robert F. Martinovich
Robert F. Martinovich Senior Vice President, Chief Financial Officer and Treasurer